EXHIBIT 10.46

                         AMENDMENT #2 TO
                 PROMISSORY NOTE DATED 12/30/94

This amendment is to modify the terms of payment in the original promissory note by and between Texline Gas Company ("Texline") and Midcoast Energy Resources, Inc. ("Midcoast") dated December 30, 1994, the original principal amount of $275,000, and as amended March 1, 1996.

It is hereby mutually agreed that effective March 1, 1996, the annual interest rate shall be the Prime rate plus one and one-half percent (1.5% as defined in the original note.

DATED MAY 1, 1996


     TEXLINE GAS COMPANY


By:________________________________

     MIDCOAST ENERGY RESOURCES, NC.


By:_______________________________
   Dan C. Tutcher